Exhibit 2.2

FIRST AMENDMENT TO AGREEMENT OF SALE AND PURCHASE

This FIRST AMENDMENT TO AGREEMENT OF SALE AND PURCHASE (this “First Amendment”) is dated as of this 4th day of December, 2013, between Liberty Property Limited Partnership, Liberty Property Development Corp., 9755 Patuxent Woods Drive Trust, and Annapolis Development, LLC, each having an address at 500 Chesterfield Parkway, Malvern, Pennsylvania 19355 (collectively, “Seller”) and Greenfield Real Estate, LLC, having an address at 50 North Water Street, South Norwalk, Connecticut 06854 (“Buyer”).

BACKGROUND

WHEREAS, Seller and Buyer entered into that certain Agreement of Sale and Purchase, dated November 7, 2013 (the “Agreement”) for the Property (as defined in the Agreement); and

WHEREAS, Seller and Buyer now desire to amend the Agreement to amend the Title Objection Date and the Due Diligence Period.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Seller and Buyer agree that the Agreement is hereby amended as follows:

1.                                      Defined Terms.  All capitalized terms used but not defined in this First Amendment shall have the same meanings as set forth in the Agreement.

2.                                      Title Objection Date Expiration.  The second sentence of Section 4(b) of the Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

“On or before December 11, 2013 (the “Title Objection Date”), Buyer will give notice to Seller of the existence of any title defect, lien, or encumbrance which Buyer finds unacceptable (such matters being “Defects” and each being a “Defect”), together with a complete copy of the title commitment relating to the Property, including a copy of all plans and documents referred to therein, and a current ALTA land title survey relating to the Property (collectively the “Title Information”).”

3.                                      Due Diligence Period Expiration.  The first sentence of Section 6(b) of the Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

“Buyer shall have a period from the Effective Date through December 17, 2013 (the “Due Diligence Period”) to conduct due diligence investigations and analysis of the Property and all information pertaining to the Property.”

4.                                      Ratification of Agreement.  The Agreement, as amended by this First Amendment, shall constitute the entire agreement of Seller and Buyer.  Except as amended by this First Amendment, the Agreement shall be unmodified and shall remain in full force and effect.

5.                                      Binding Effect.  This First Amendment shall be binding upon, and shall inure to the benefit of Seller and Buyer, and their respective permitted successors and assigns.

6.                                      Headings.  The headings in this First Amendment are inserted for convenience of reference only; they form no part of this First Amendment and shall not affect its interpretation.

7.                                      Governing Law.  This First Amendment shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

8.                                      Counterparts.  This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this First Amendment by facsimile or electronic format (such as a pdf) shall be equally as effective as delivery of a manually executed counterpart of this First Amendment.

[SIGNATURES TO FOLLOW]

IN WITNESS WHEREOF, intending to be legally bound, the parties have caused this First Amendment to be duly executed, under seal, as of the day and year first written above.

SELLER:

LIBERTY PROPERTY LIMITED PARTNERSHIP

By:	Liberty Property Trust, its sole general partner

By:	/s/ Michael T. Hagan
Name: Michael T. Hagan
Title: Executive Vice President and
Chief Investment Officer

By:	/s/ William P. Hankowsky
Name: William P. Hankowsky
Title: Chairman, President and CEO

LIBERTY PROPERTY DEVELOPMENT CORP.

By:	/s/ Michael T. Hagan
Name: Michael T. Hagan
Title: Executive Vice President and
Chief Investment Officer

By:	/s/ William P. Hankowsky
Name: William P. Hankowsky
Title: Chairman, President and CEO

9755 PATUXENT WOODS DRIVE TRUST

By:	Liberty Delaware, LLC, its managing trustee
By:	Liberty Property Limited Partnership, its sole member
By:	Liberty Property Trust, its sole general partner

By:	/s/ Michael T. Hagan
Name: Michael T. Hagan
Title: Executive Vice President and
Chief Investment Officer

By:	/s/ William P. Hankowsky
Name: William P. Hankowsky
Title: Chairman, President and CEO

ANNAPOLIS DEVELOPMENT, LLC

By:	Liberty Property Limited Partnership, it sole general partner
By:	Liberty Property Trust, its sole general partner

By:	/s/ Michael T. Hagan
Name: Michael T. Hagan
Title: Executive Vice President and
Chief Investment Officer

By:	/s/ William P. Hankowsky
Name: William P. Hankowsky
Title: Chairman, President and CEO

BUYER:

GREENFIELD REAL ESTATE, LLC

By:	/s/ Barry P. Marcus
Name: Barry P. Marcus
Title: Senior Vice President